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                                                                    EXHIBIT 5.1

                     [MCDERMOTT, WILL & EMERY LETTERHEAD]


                               December 1, 1997


Westell Technologies, Inc.
750 N. Commons Drive
Aurora, Illinois 60504

    Re: $300,000,000 Aggregate Initial
        Offering Price of Securities

Ladies and Gentlemen:


    Reference is made to the Registration Statement on Form S-3 as amended by Amendment No. 1 thereto (the "Registration Statement") filed by Westell Technologies, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the registration of $300,000,000 aggregate initial offering price of (i) unsecured debt securities which may be senior or subordinated ("Debt Securities"), and which may be convertible into shares of Class A common stock, par value $.01 per share ("Common Stock"), and (ii) shares of Common Stock. The Debt Securities and Common Stock are hereinafter collectively referred to as the "Securities". The Securities may be offered in series, in amounts, at prices and on other terms set forth or to be set forth in the Registration Statement and any amendments thereto and in the prospectus contained in the Registration Statement (the "Prospectus") and one or more supplements thereto (each a "Prospectus Supplement"). All capitalized terms not otherwise defined herein have the meaning set forth in the Registration Statement.



    The Debt Securities specified as Senior Debt Securities in the applicable Prospectus Supplement will be issued under an Indenture, to be entered into between the Company and LaSalle National Bank, as Trustee, the form of which is filed as an exhibit to the Registration Statement (such Indenture, as amended or supplemented from time to time, the "Senior Debt Securities Indenture"). The Debt Securities specified as Subordinated Debt Securities in the applicable Prospectus Supplement will be issued under an Indenture, the form of which is filed as an exhibit to the Registration Statement, to be entered into by the Company and LaSalle National Bank
(such Indenture, as amended or supplemented from time to time, the "Subordinated Debt Securities Indenture").


    We have reviewed the proceedings to date with respect to the proposed issuance and sale of the Securities, and have examined such records, documents and questions of law, as we have considered necessary as a basis for this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

    Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that:

    1. Each series of Senior Debt Securities will be legally issued and binding obligations of the Company when (i) the Registration Statement, as finally amended, shall have become effective under the Act, (ii) the Senior Debt Securities Indenture, including any necessary supplemental indenture, shall have been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Act"), (iii) each of the Senior Debt Securities Indenture and any necessary supplemental indenture to the Senior Debt Securities Indenture shall



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Westell Technologies, Inc.
November __, 1997
Page 2


have been duly authorized, executed and delivered by the Company and the trustee thereunder, (iv) the terms of such series of Senior Debt Securities shall have been established and approved in accordance with the resolutions of the Company's board of directors heretofore adopted, and as contemplated by the Registration Statement, any applicable Prospectus Supplement and the Senior Debt Securities Indenture, (v) a Prospectus Supplement with respect to such series of Senior Debt Securities shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act, and (vi) such Senior Debt Securities shall have been duly executed and authenticated as provided in the Senior Debt Securities Indenture and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the underwriting agreement with respect thereto.

    2. Each series of Subordinated Debt Securities will be legally issued and binding obligations of the Company when (i) the Registration Statement, as finally amended, shall have become effective under the Act,
(ii) the Subordinated Debt Securities Indenture, including any necessary supplemental indenture, shall have been qualified under the Trust Act,
(iii) each of the Subordinated Debt Securities Indenture and any necessary supplemental indenture to the Subordinated Debt Securities Indenture shall have been duly authorized, executed and delivered by the Company and the trustee thereunder, (iv) the terms of such series of Subordinated Debt Securities shall have been established and approved in accordance with the resolutions of the Company's board of directors heretofore adopted, and as contemplated by the Registration Statement, any applicable Prospectus Supplement and the Subordinated Debt Securities Indenture, (v) a Prospectus Supplement with respect to such series of Subordinated Debt Securities shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act, and (vi) such Subordinated Debt Securities shall have been duly executed and authenticated as provided in the Subordinated Debt Securities Indenture and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the underwriting agreement with respect thereto.


    3. The Common Stock will be legally issued, fully paid and nonassessable when (i) the Registration Statement, as finally amended, shall have become effective under the Act, (ii) the issuance and sale of the Common Stock shall have been duly authorized by the Company's board of directors or a duly authorized committee thereof, and as contemplated by the Registration Statement and any applicable Prospectus Supplement, (iii) the stockholders of Company shall duly authorize an amendment to the Company's Amended and Restated Certificate of Incorporation which increases the number of shares of authorized Common Stock to reflect the shares to be issued pursuant to the Registration Statement (the "Charter Amendment"), (iv) the Charter Amendment is filed with, and made effective by, the Secretary of State of the State of Delaware prior to the issuance of any share of Common Stock pursuant to the Registration Statement, (v) a Prospectus Supplement with respect to such shares of Common Stock shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act, and (v) certificates representing the Common Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor but not less than the stated value) in accordance with the underwriting agreement with respect thereto.


    The opinions set forth in paragraphs 1 and 2 are subject to the qualification that enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting the enforcement of creditors' rights and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

    This opinion is limited to the General Corporation Law of the State of Delaware, the laws of the State of New York and the laws of the United States of America.



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Westell Technologies, Inc.
December __, 1997
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    We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus and to the use of our name in any Prospectus Supplement relating to an offering of the Securities reviewed and approved by us prior to the distribution of such Prospectus Supplement and the filing thereof with the Commission. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by
Section 7 of the Act or the related rules promulgated by the Commission.

                                     Very truly yours,


                                     McDermott, Will & Emery